F991209000707

Certificate of Incorporation of

The Unlisted Stock Market Corporation

under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(1) The name of the corporation is

The Unlisted Stock Market Corporation

(2) The purpose or purposes for which this corporation is formed, are as follows, to wit:
To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law. The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body.*

1

The corporation, in furtherance of its corporate purposes above set forth, shall have all of the powers enumerated in Section 202 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or any other statute of the State of New York.

*If specific consent or approval is required delete this paragraph, insert specific purposes and obtain consent or approval prior to filing.

(3) **The office of the corporation is to be located in the County of** Nassau **State of New York.**

(4) **The aggregate number of shares which the corporation shall have the authority to issue and a statement of the par value of each share or a statement that the shares are without par value are**
10,000,000 shares, $.001 par value

(5) The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon the Secretary of State is 45 Church Street
Freeport, New York 11520

(6) A director of the corporation shall not be liable to the corporation or its shareholders for damages for any breach of duty in such capacity except for

(i) liability if a judgment or other final adjudication adverse to a director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that the director's acts violated BCL § 719, or

(ii) liability for any act or omission prior to the adoption of this provision.

The undersigned incorporator, or each of them if there are more than one, is of the age of eighteen years or over.

IN WITNESS WHEREOF, this certificate has been subscribed on December 2, 1999 by the undersigned who affirm(s) that the statements made herein are true under the penalties of perjury.

George R. Hebert — George R. Hebert
Type name of incorporator — Signature

45 Church Street, Freeport, New York 11520
Address

_______________ — _______________
Type name of incorporator — Signature

____
Address

_______________ — _______________
Type name of incorporator — Signature

____
Address

*Publisher's Note: If you wish to grant preemptive rights to shareholders, you may type the following in the blank space

(7) The holders of any of the corporation's equity shares shall be entitled to preemptive rights in accordance with the provisions of BCL § 622

F991209000707

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED DEC 0 9 1999
TAX $ 10
BY:

Noss

Certificate of Incorporation of

The Unlisted Stock Market Corporation

under Section 402 of the Business Corporation Law

Filed By: George R. Hebert
45 Church Street
Freeport, NY 11520

Office and Post Office Address

This form may not contain any attachments or riders except an original receipt evidencing reservation of name.

991209000736